Exhibit 99.1

Millenium Investment & Acquisition Company, Inc. 301 Winding Road Old Bethpage, NY 11804 212-750-0373 www.millinvestment.com

MILLENNIUM INVESTMENT & ACQUISITION COMPANY, INC. COMPLETES ACQUISITION OF ACTIVATED CARBON PLANT IN HAWAII

New York – June 12, 2015 – On june 11, 2015, Millennium Investment & Acquisition Company Inc. (“Millennium” or "MIAC") [OTCQB: SMCG] has completed the previously announced acquisition of an activated carbon plant in Kawaihae, Hawaii for approximately $1.3 million. MIAC believes this acquisition is a compelling opportunity that should generate an attractive return on investment.. The acquisition price is a small fraction of the more than $44 million originally invested in the plant from 2009 to 2012. Despite commencing operations in 2011, the plant failed to achieve full commercial operations and generate profits. It ceased operating in 2012, and its owner filed for bankruptcy. MIAC intends to upgrade the plant and establish full commercial operation and profitability.

When operating, the plant will process a waste stream of macadamia nut shells into a special form of activated carbon (“AC”). AC has many small pores, which give the substance an extremely large surface area. The plant consists of 13 acres of land leased from the Department of Hawaiian Home Lands (“DHHL”), the existing equipment, and approximately 24,000 tons of macadamia nut shells, which represent more than a 2-year supply. AC’s large surface area and complex network of pores provide benefits in a variety of chemical processes including filtration, purification, and energy storage. The plant is designed to produce a premium-grade AC with characteristics that are particularly attractive for energy storage applications and that should command a price premium relative to commodity-grade AC. In particular, the AC produced by the plant should be of value in the manufacture of ultra-capacitors, an advanced alternative to traditional batteries for electricity storage. There are also other emerging applications for premium-grade AC, such as natural gas storage, that present additional growth opportunities. The plant is proximate to the port of Kawaihae, which will facilitate AC transportation.

MIAC is developing a capital plan for returning the plant to commercial operation and profitability. MIAC currently anticipates that between $10 - $15 million of additional investment will be required to upgrade the plant, provide working capital, and cover contingencies until stabilized commercial operation is achieved. MIAC is currently exploring a potential debt financing and has received an appraisal that estimates the “as-is and in place” fair market value of the asset to be approximately $13,900,000.

Achieving full-scale commercial operation may take several years after which the plant should generate an attractive return on its invested capital. There can be no assurance as to how much capital or how long this process will take or what the ultimate stabilized cash flow, if any, from the project will be. MIAC believes that purchasing the plant at a substantial discount to the capital investment made by the original developer increases the likelihood of generating attractive rates of return. In addition, as part of the acquisition and bankruptcy process, MIAC amended the terms of the ground lease with DHHL to reduce the annual rental amount, defer the rent for the first two years, and eliminate other historical liabilities, which should further enhance MIAC’s likelihood of success. There can be no assurance that the investment in the plant will generate an attractive return on MIAC’s invested capital.

Investor Relations

In order to provide information to its investors, MIAC has published a new website (www.millinvestment.com). The website includes investor materials including SEC filings and investor presentations.

About Millennium Investment and Acquisition Company, Inc.:

Millennium Investment and Acquisition Co. Inc. (“MIAC”), formerly Millennium India Acquisition Co., is an internally managed, non-diversified, closed-end management investment company. MIAC’s investment strategy has recently changed to principally focus on infrastructure and alternative energy assets. Consistent with this new strategy, MIAC owns an activated carbon plant in Hawaii. MIAC is actively seeking to expand its portfolio. MIAC currently holds a minority interest in SMC Global, an Indian securities broker, consistent with MIAC’s past investment strategy focusing on Indian investments.

For additional information, please visit: www.millinvestment.com.
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